                                                                    Exhibit 12.1

                              AK STEEL CORPORATION

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                             (dollars in millions)

                                                                  For the Quarter
                           For the Year Ended December 31,        Ended March 31
                          --------------------------------------  ---------------   ---
                           1994    1995    1996    1997    1998    1998     1999
                          ------  ------  ------  ------  ------  -------  -------
Pretax Income...........  $152.0  $281.5  $237.0  $241.5  $176.2  $  45.4  $  25.8
Interest expense........    48.2    35.6    39.8    76.3    56.0     15.7     24.7
Interest factor in rent
 expense................     0.8     1.1     1.0     1.1     1.2      0.3      0.3
Distributed income of
 less than 50% owned
 affiliated.............    (2.3)
                          ------  ------  ------  ------  ------  -------  -------
 Total earnings.........  $198.7  $318.2  $277.8  $318.9  $233.4  $  61.4  $  50.8
 Total combined fixed
  charges...............  $ 55.6  $ 57.5  $ 60.5  $110.6  $116.5  $  28.9  $  34.6
Ratio of earnings to
 combined fixed
 charges................     3.6x    5.5x    4.6x    2.9x    2.0x     2.1x     1.5x
Combined fixed charges:
 Preferred dividends....  $  4.0  $ 16.0  $ 18.0  $ 12.3
 Interest expense.......    48.2    35.6    39.8    76.3  $ 56.0  $  15.7  $  24.7
 Capitalized interest
  credit................     2.6     4.7     1.7    20.9    59.3     12.9      9.6
 Interest factor in rent
  expense...............     0.8     1.1     1.0     1.1     1.2      0.3      0.3
                          ------  ------  ------  ------  ------  -------  -------
 Total combined fixed
  charges...............  $ 55.6  $ 57.5  $ 60.5  $110.6  $116.5  $  28.9  $  34.6

                                   ARMCO INC.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                             (dollars in millions)

                                                                  For the Quarter
                           For the Year Ended December 31,        Ended March 31
                          --------------------------------------  ---------------   ---
                           1994    1995    1996    1997    1998    1998     1999
                          ------  ------  ------  ------  ------  -------  -------
Pretax Income...........  $ 37.1  $ 25.5  $ 27.4  $ 79.4  $115.4  $  22.1  $  29.6
Interest expense........    33.8    32.9    36.3    35.5    28.9      7.6      5.8
Interest factor in rent
 expense................     1.4     1.5     1.5     1.5     1.3      0.3      0.3
Eastern Stainless Class
 B dividends............     1.0
Distributed income of
 less than 50% owned
 affiliated.............    (1.6)   (0.4)    0.4    (0.8)   (0.3)    (0.1)    (0.2)
                          ------  ------  ------  ------  ------  -------  -------
 Total earnings.........  $ 71.7  $ 59.5  $ 65.6  $115.6  $145.3  $  29.9  $  35.5
 Total combined fixed
  charges...............  $ 58.6  $ 57.4  $ 56.5  $ 55.3  $ 48.2  $  12.4  $  10.6
Ratio of earnings to
 combined fixed
 charges................     1.2x    1.0x    1.2x    2.1x    3.0x     2.4x     3.3x
Combined fixed charges:
 Preferred dividends....  $ 17.9  $ 17.9  $ 17.9  $ 17.9  $ 17.9  $   4.5  $   4.5
 Eastern Stainless Class
  B dividends...........     1.0
 Interest expense.......    33.8    32.9    36.3    35.5    28.9      7.6      5.8
 Capitalized interest
  credit................     4.5     5.1     0.8     0.4     0.1      0.0      0.0
 Interest factor in rent
  expense...............     1.4     1.5     1.5     1.5     1.3      0.3      0.3
                          ------  ------  ------  ------  ------  -------  -------
 Total combined fixed
  charges...............  $ 58.6  $ 57.4  $ 56.5  $ 55.3  $ 48.2  $  12.4    $10.6

                               PRO FORMA COMBINED

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                             (dollars in millions)

                                       For the Year        For the Quarter
                                    Ended December 31,     Ended March 31
                                   ----------------------  ---------------   ---
                                    1996    1997    1998    1998     1999
                                   ------  ------  ------  -------  -------
Pretax Income....................  $259.4  $318.2  $334.0  $  73.1  $  57.3
Interest expense.................    84.2   119.9    93.0     25.3     32.5
Interest factor in rent expense..     2.5     2.6     2.5      0.6      0.6
Eastern Stainless Class B
 dividends.......................
Distributed income of less than
 50% owned affiliated............     0.4    (0.8)   (0.3)    (0.1)    (0.2)
                                   ------  ------  ------  -------  -------
 Total earnings..................  $346.5  $439.9  $429.2  $  98.9  $  90.2
 Total combined fixed charges....  $122.8  $171.7  $170.5  $  42.8  $  46.7
Ratio of earnings to combined
 fixed charges...................     2.8x    2.6x    2.5x     2.3x     1.9x
Combined fixed charges:
 Preferred dividends.............  $ 33.6  $ 27.9  $ 15.6  $   4.0  $   4.0
 Eastern Stainless Class B
  dividends......................
 Interest expense................    84.2   119.9    93.0     25.3     32.5
 Capitalized interest credit.....     2.5    21.3    59.4     12.9      9.6
 Interest factor in rent
  expense........................     2.5     2.6     2.5      0.6      0.6
                                   ------  ------  ------  -------  -------
 Total combined fixed charges....  $122.8  $171.7  $170.5  $  42.8    $46.7

                                       2